September 12, 2018

Kory Robert Kolterman

Fruci & Associates II, PLLC

802 N. Washington St.

Spokane, WA  99201

Re: Kory Robert Kolterman and Fruci & Associates’ Dismissal

Dear Kory,

This letter is to inform you and Fruci & Associates CPA Firm that effective immediately we are dismissing your CPA firm as auditors of GeneThera Inc.

This decision is due, in part, to the unwarranted delays that have been taking place for the past nine months, and have prevented, to this date, our Company to regain compliance with the Securities and Exchange Commission’s financial filings.

We trust that you and your firm will provide necessary cooperation during our transition with the new auditing firm.

Sincerely,

Antonio (Tony) Milici, M.D., Ph.D.

AM/tli

Cc:    Tannya  Irizarry

         Kemper Rojas

        Joe Sandoval